Exhibit 99.1

Contacts:	Christine Rogers Saenz (investor relations) (212) 857-5986 csaenz@hms.com	Francesca Marraro (media relations) (212) 857-5442 fmarraro@hms.com
HMS HOLDINGS CORP. ANNOUNCES THIRD QUARTER 2010 RESULTS, 2010 REVISED
GUIDANCE AND INITIAL 2011 GUIDANCE
•	Q3 2010 Revenue of $80.0 million (+35.3%y/y), EPS $0.39 (+30.0% y/y)

•	2010 EPS Guidance Increased to $1.40 (+28.4% y/y) from $1.38

•	2011 Initial Revenue Guidance of $370 million (+23.3% y/y)and EPS Guidance of $1.74 (+24.3% y/y)
NEW YORK, N.Y., October 29, 2010—HMS Holdings Corp. (NASDAQ: HMSY) today announced its financial results for the third quarter of 2010.
For the quarter ended September 30, 2010 revenue increased 35.3% to $80.0 million, compared with $59.2 million for the same period a year ago. Net income for the quarter was $11.0 million or $0.39 per diluted common share compared to net income of $8.4 million or $0.30 per diluted common share for the same period a year ago.
For the nine months ended September 30, 2010, HMS reported revenue of $215.7 million, an increase of $52.8 million or 32.4% from the $162.9 million for the same period a year ago. HMS reported net income of $27.7 million (+33.8%) or $0.98 (+30.7%) per diluted common share for the nine months ended September 30, 2010, compared to net income of $20.7 million or $0.75 per diluted common share for the same period a year ago.
“HMS continues to make steady progress against our strategic objectives,” said Bill Lucia, Chief Executive Officer. “Our success this quarter demonstrates our ability to execute on our multi-year plan. The important decisions incorporated in that plan—including investing in program integrity and the employer market— together with the advent this year of healthcare reform, have placed us on a continuum of growth that we believe will carry us through the next several years.”
Guidance for 2010 and 2011
The Company has increased its 2010 guidance from $290.0 million in revenue and $1.38 in fully diluted EPS to $300 million (+30.9%) in revenue and $1.40 (+28.4%) in fully diluted EPS.
The Company also announced its initial guidance for 2011. Revenue is projected to grow to $370 million (+23.3% over revised 2010 guidance) and fully diluted EPS is projected to increase to $1.74 (+24.3% over 2010 revised guidance).
HMS will be hosting its third quarter 2010 conference call and webcast with the investment community on Friday, October 29, 2010 at 9:00 am Eastern Time. Individuals can access the webcast at http://investor.hms.com or listen to the call at 1-866-293-8970. International participants can listen to the call at 1-913-312-6696.
The webcast will be archived on the website. Individuals can access the webcast at http://investor.hms.com or listen to the replay at 1-888-203-1112. International participants can listen to the replay at 1-719-457-0820. The passcode is 1056454. The replay will be available at 12 p.m. ET on October 29 through midnight on November 5, 2010.

The HMS Form 10-Q for the quarter September 30, 2010 will be filed and available on our website on http://investor.hms.com or about November 10, 2010, and will contain additional information about our results of operations for the fiscal year-to-date. This press release and the interim financial statements herein will be available at http://investor.hms.com for at least a 12-month period. Shareholders and interested investors are welcome to contact Investor Relations at 212-857-5986.
HMS (NASDAQ: HMSY) is the nation’s leader in coordination of benefits and program integrity services for payors of healthcare services. HMS’s clients include health and human services programs in more than 40 states; commercial programs, including commercial plans, employers, and over 100 Medicaid managed care plans; the Centers for Medicare & Medicaid Services (CMS); and Veterans Administration facilities. As a result of the Company’s services, clients recover over $1 billion annually, and save billions of dollars more in erroneous payments.
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Use of Non-GAAP Financials
This press release includes presentations of earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA. Adjusted EBITDA represents EBITDA adjusted for share-based compensation expense. EBITDA is a measure commonly used by the capital markets to value enterprises. EBITDA is a non-GAAP financial measure and is reconciled to income before income taxes, which the Company’s management believes to be the most comparable generally accepted accounting principles (“GAAP”) measure. Adjusted EBITDA results are calculated by adjusting GAAP income before income taxes to exclude the effects of depreciation, amortization of intangible assets, stock-based compensation expense, and net interest expense.
The Company uses these non-GAAP financial measures for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. The Company’s management believes that these non-GAAP financial measures are a common measure used by investors and analysts to evaluate its performance. These non-GAAP financial measure are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company’s business. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, income before income taxes in accordance with GAAP.
Safe Harbor Statement
This Press Release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements give our expectations or forecasts of future events; they do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will,” “target,” “seeks,” “forecast” and similar expressions. In particular, these include statements relating to future actions, business plans, objects and prospects, and future operating or financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the development by competitors of new or superior services or products or the entry into the market of new competitors; all the risks inherent in the development, introduction, and implementation of new products and services; the loss of a major customer, customer dissatisfaction or early termination of customer contracts triggering significant costs or liabilities; variations in our results of operations; negative results of government reviews, audits or investigations to verify our compliance with contracts and applicable laws and regulations; changing conditions in the healthcare industry which could simplify the reimbursement process and reduce the need for and price of our services; government regulatory, political and budgetary pressures that could affect the procurement practices and operations of healthcare organizations, reducing the demand for our services; our failure to comply with laws and regulations governing health data or to protect such data from theft and misuse. A further description of risks, uncertainties, and other matters can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, a copy of which may be obtained from the Company’s website at www.hms.com under the “Investor Relations” tab. Any forward-looking statements made by us in this Press Release speak only as of the date of this Press Release. Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

HMS HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
For the Three and Nine-Months Ended September 30, 2010 and 2009
(In thousands, except per share amounts)
(unaudited)

	Three months ended Sept 30,		Nine months ended Sept 30,
	2010	2009	2010	2009

Revenue	$80,022	$59,164	$215,700	$162,920

Cost of services:
Compensation	28,013	19,191	78,723	54,537
Data processing	4,600	3,476	12,749	10,113
Occupancy	3,560	2,540	9,882	7,769
Direct project costs	9,818	7,446	25,596	21,170
Other operating costs	4,664	3,617	12,085	9,829
Amortization of acquisition related software and intangibles	1,665	1,211	4,566	3,643

Total cost of services	52,320	37,481	143,601	107,061

Selling, general & administrative expenses	9,424	7,322	25,920	20,196

Total operating expenses	61,744	44,803	169,521	127,257

Operating income	18,278	14,361	46,179	35,663

Interest expense	(24)	(254)	(70)	(820)
Other expense	(31)	—	(31)	—
Interest income	32	46	73	199

Income before income taxes	18,255	14,153	46,151	35,042
Income taxes	7,209	5,774	18,414	14,319

Net income	$11,046	$8,379	$27,737	$20,723

Basic income per common share data:
Net income per basic share	$0.40	$0.32	$1.02	$0.80

Weighted average common shares outstanding, basic	27,336	26,228	27,122	25,953

Diluted income per share data:
Net income per diluted share	$0.39	$0.30	$0.98	$0.75

Weighted average common shares, diluted	28,483	27,697	28,347	27,476

HMS HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(unaudited)

	September 30,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$66,035	$64,863
Accounts receivable, net of allowance of $1,078 at September 30, 2010 and $614 at December 31, 2009	75,267	64,750
Prepaid expenses, including prepaid income taxes of $5,846 at September 30, 2010 and $4,234 at December 31, 2009	11,325	9,956
Other current assets, including net deferred tax assets of $101 at September 30, 2010 and $804 at December 31, 2009	239	872

Total current assets	152,866	140,441

Property and equipment, net	39,007	20,902
Goodwill, net	117,997	91,520
Intangible assets, net	22,376	16,798
Other assets	309	983

Total assets	$332,555	$270,644

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable, accrued expenses and other liabilities	$26,888	$26,474
Contingent payment to AMG-SIU	4,169	—

Total current liabilities	31,057	26,474

Long-term liabilities:
Contingent payment to AMG-SIU	8,808	—
Accrued deferred rent	1,714	3,675
Other liabilities	2,113	1,876
Deferred tax liabilities	3,710	326
Total long-term liabilities	16,345	5,877

Total liabilities	47,402	32,351

Shareholders’ equity:
Preferred stock — $.01 par value; 5,000,000 shares authorized; none issued	—	—
Common stock — $.01 par value; 45,000,000 shares authorized; 29,148,709 shares issued and 27,485,863 shares outstanding at September 30, 2010; 28,533,406 shares issued and 26,870,560 shares outstanding at December 31, 2009	292	285
Capital in excess of par value	194,911	175,795
Retained earnings	99,347	71,610
Treasury stock, at cost; 1,662,846 shares at September 30, 2010 and December 31, 2009	(9,397)	(9,397)

Total shareholders’ equity	285,153	238,293

Total liabilities and shareholders’ equity	$332,555	$270,644

HMS HOLDINGS CORP. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2010 and 2009
(in thousands)
(unaudited)

	Nine months ended September 30,
	2010	2009
Operating activities:
Net income	$27,737	$20,723
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of fixed assets	22	6
Depreciation and amortization	11,478	10,014
Share-based compensation expense	5,334	4,482
Decrease in deferred tax asset	546	1,649
Increase in allowance for doubtful accounts	464	—
Changes in assets and liabilities:
Increase in accounts receivable	(10,020)	(10,195)
Increase in prepaid expenses and other current assets	(1,138)	(2,653)
Decrease/(Increase) in other assets	685	(6)
(Decrease)/Increase in accounts payable, accrued expenses and other liabilities	(43)	669

Net cash provided by operating activities	35,065	24,689

Investing activities:
Purchases of property and equipment	(10,488)	(6,544)
Purchase of building and land	(9,886)	—
Acquisition of Chapman Kelly	(13,001)	—
Acquisition of AMG-SIU, net of cash	(12,795)
Acquisition of IntegriGuard	—	(5,217)
Investment in capitalized software	(1,512)	(1,193)

Net cash used in investing activities	(47,682)	(12,954)

Financing activities:
Proceeds from exercise of stock options	5,486	5,733
Repayment of long-term debt	—	(4,725)
Excess tax benefit from exercised stock options	8,303	7,573

Net cash provided by financing activities	13,789	8,581

Net increase in cash and cash equivalents	1,172	20,316

Cash and cash equivalents at beginning of period	64,863	49,216

Cash and cash equivalents at end of period	$66,035	$69,532

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$11,269	$7,165

Cash paid for interest	$46	$674

Supplemental disclosure of noncash investing activities:
AMG-SIU acquisition-related contingent payments	$12,977	$—

Accrued property and equipment purchases	$674	$774

HMS HOLDINGS CORP. AND SUBSIDIARIES
Reconciliation of net income to EBITDA and adjusted EBITDA
(In thousands, except share and per share amounts)
(unaudited)
As summarized in the following table, earnings before interest, taxes, depreciation and amortization, and share-based compensation expense (adjusted EBITDA) was $24.3 million for the third quarter of 2010, an increase of 27.1% over the same period a year ago. For the nine months ended September 30, 2010, adjusted EBITDA was $63.0 million, an increase of 25.8% over the nine months ended September 30, 2009.
Reconciliation of net income to EBITDA and adjusted EBITDA

	Three Months Ended		Nine months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net Income	$11,046	$8,379	$27,737	$20,723

Net interest (income)/expense	(8)	208	(3)	621
Income taxes	7,209	5,774	18,414	14,319
Depreciation and amortization, net of deferred financing costs included in net interest expense	4,171	3,211	11,478	9,889

Earnings before interest, taxes, depreciation and amortization (EBITDA)	22,418	17,572	57,626	45,552
Share-based compensation expense	1,906	1,562	5,334	4,482

Adjusted EBITDA	$24,324	$19,134	$62,960	$50,034